UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2021

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BLUEGREEN VACATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-09292	03-0300793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4960 Conference Way North, Suite 100, Boca Raton, Florida 33431

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 912-8000

Not Applicable

(Former name or former address, if changed since last report.)

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	BXG	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 5, 2021, Bluegreen Vacations Holding Corporation (“BVH”) completed its previously announced acquisition of all of the approximately 7% of the outstanding shares of common stock of Bluegreen Vacations Corporation (“Bluegreen”) not previously beneficially owned by BVH. The acquisition was effected by BVH pursuant to a statutory, short-form merger (the “Merger”) under Florida law and a Plan of Merger, dated May 5, 2021 (the “Plan of Merger”), entered into by BVH. Pursuant to the Plan of Merger, BXG Acquisition Sub Corporation (“Merger Sub”), an indirect wholly owned subsidiary of BVH, merged with and into Bluegreen, with Bluegreen being the surviving corporation in the Merger and becoming an indirect wholly owned subsidiary of BVH. In accordance with the Plan of Merger, each share of Bluegreen’s common stock that was outstanding at the effective time of the merger, other than shares beneficially owned by BVH, was converted into the right to receive 0.51 shares of BVH’s Class A Common Stock. Any fractional share of BVH’s Class A Common Stock otherwise resulting from the application of the exchange ratio in the Merger will be rounded up to the nearest whole share.

Under Florida law, BVH, as the holder of more than 80% of the outstanding shares of the outstanding common stock of each of Bluegreen and Merger Sub, approved and effected the Merger (by action of BVH’s Board of Directors) without the approval of, or action by, the Board of Directors or any other shareholders of Bluegreen.

On May 5, 2021, BVH and Bluegreen issued a press release announcing the closing of the Merger. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information included under Item 2.01 above is incorporated into this Item 3.01 by reference.

Prior to the Merger, Bluegreen’s common stock was listed for trading on the New York Stock Exchange (the “NYSE”) under the ticker symbol “BXG.”. On May 5, 2021, the companies informed the NYSE of the completion of the Merger and, accordingly, Bluegreen’s common stock will be suspended from trading on the NYSE prior to the opening of trading on May 6, 2021. The companies also requested that the NYSE file a Form 25 with the SEC to delist Bluegreen’s common stock from the NYSE and deregister Bluegreen’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Bluegreen intends to file a Certification and Notice of Termination on Form 15 with the Securities and Exchange Commission in order to deregister its common stock under Section 12(g) of the Exchange Act and suspend its reporting obligations under the Exchange Act as soon as practicable following the effective date of the Form 25.

Item 3.03 Material Modification to Rights of Security Holders.

The information included under Items 2.01 and 3.01 above is incorporated into this Item 3.03 by reference.

As a result of the completion of the Merger, Bluegreen’s shareholders (other than BVH, which now indirectly owns 100% of Bluegreen) ceased to have any rights with respect to their shares of Bluegreen’s common stock, except for the right to receive the shares of BVH’s Class A Common Stock to which they are entitled pursuant to the Plan of Merger, as described above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated May 5, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2021	BLUEGREEN VACATIONS CORPORATION

By:	/s/ Raymond S. Lopez
Raymond S. Lopez
Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer